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                                                                    EXHIBIT 28.A

                    First Chicago Credit Card Master Trust II
                        Excess Spread Analysis - May 2002

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Series                                          95-M            95-O           96-S            97-U           99-X           99-Y
Deal Size                                     $500MM          $500MM         $700MM          $400MM         $750MM         $550MM
Expected Maturity                           10/15/02        12/16/02       12/16/02        10/15/02        6/16/03        8/15/03
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
Yield                                         20.27%          20.27%         20.27%          20.27%         20.27%         20.27%
Less: Coupon                                   2.10%           2.10%          2.02%           2.00%          2.09%          2.10%
      Servicing Fee                            1.50%           1.50%          1.50%           1.50%          1.50%          1.50%
      Net Credit Losses                        6.09%           6.09%          6.09%           6.09%          6.09%          6.09%
Excess Spread:
      May-02                                  10.58%          10.58%         10.67%          10.68%         10.59%         10.59%
      April-02                                 9.76%           9.75%          9.84%           9.86%          9.77%          9.76%
      March-02                                11.07%          11.06%         11.15%          11.17%         11.08%         11.07%
Three Month Average Excess Spread             10.47%          10.47%         10.55%          10.57%         10.48%         10.47%

Delinquency:
      30 to 59 Days                            1.17%           1.17%          1.17%           1.17%          1.17%          1.17%
      60 to 89 Days                            0.84%           0.84%          0.84%           0.84%          0.84%          0.84%
      90+ Days                                 1.59%           1.59%          1.59%           1.59%          1.59%          1.59%
      Total                                    3.60%           3.60%          3.60%           3.60%          3.60%          3.60%

Payment Rate                                  33.04%          33.04%         33.04%          33.04%         33.04%         33.04%


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